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                                                                    EXHIBIT 23.2


            Consent of Independent Registered Public Accounting Firm


The Board of Directors and Shareholders
American Retirement Corporation:

We consent to the use of our reports with respect to the consolidated financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus.

Our report dated March 2, 2005, except as to Note 2, which is as of June 7, 2005, on the consolidated financial statements refers to American Retirement Corporation's (the Company's) restatement of its financial statements as of December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004. Our report also contains an explanatory paragraph that refers to a change in the method of accounting for variable interest entities in accordance with Financial Accounting Standards Board Interpretation No. 46(R), "Consolidation of Variable Interest Entities."

Our report dated March 2, 2005, except as to the third through final paragraphs of Management's Report on Internal Control Over Financial Reporting (as Restated), which are as of June 7, 2005, on management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2004, expresses our opinion that the Company did not maintain effective internal control over financial reporting as of December 31, 2004 because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contains explanatory paragraphs that state:

o The Company did not maintain adequate policies, procedures and personnel related to its interim and annual financial reporting processes. Specifically, the Company's policies and procedures related to its financial reporting processes did not provide for effective management research and review by adequately qualified personnel of interim and annual financial statement classifications prior to issuance of the related financial statements. In addition, the Company lacked adequate personnel resources possessing sufficient expertise to effectively perform a review of interim and annual financial information prior to issuance.

o The Company did not maintain adequate policies and procedures to ensure accounting and reporting of certain leasing transactions in accordance with US generally accepted accounting principles. Specifically, the Company's policies and procedures did not provide for the proper application of US generally accepted accounting principles for certain lease agreements that provide for variable lease payments over the terms of such lease agreements.

/s/ KPMG LLP


Nashville, Tennessee
January 19, 2006